UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2011

REACH MESSAGING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-150424	226-1110179
(Commission File Number)	(IRS Employer Identification No.)

44081 Pipeline Plaza, Suite 310

Ashburn, Virgina 20148
(Address of Principal Executive Offices, Zip Code)

(888) 631-8555
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 25, 2011, Reach Messaging Holdings, Inc. a Delaware corporation (the “Company”), entered into a stock purchase agreement (“Purchase Agreement”) with the purchasers listed therein (the “Purchasers”) which provides for, among other things, the purchase of the Company’s three-year 5% senior secured convertible promissory notes (the “Notes”) up to an aggregate principal amount of $250,000 and the issuance of five-year warrants (the “Warrants”) to purchase up to a number of shares of common stock, par value $0.001 per share of the Company equal to 300% of the number of shares of common stock issuable upon conversion of such Purchaser’s Note at an exercise price of $0.002 per share (subject to adjustment pursuant to the terms of the Warrants). Reach Messaging, Inc., a California corporation, and a subsidiary of the Company, is guaranteeing all of the Company’s obligations under the Purchase Agreement, Notes, Warrants and any other agreements entered into in connection therewith pursuant to a subsidiary guaranty, dated August 25, 2011 (the “Guaranty”). Under the Purchase Agreement, the Company undertakes to effectuate a 100:1 reverse split of the Company’s common stock within 60 days of August 25, 2011.  Failure to timely complete the reverse split will be an Event of Default under the Purchase Agreement and under the Notes.

Purchase Agreement

The Purchase Agreement contains certain restrictions on dividends, distributions and redemptions and on subsequent equity sales including the issuance or sale of stock without consideration or for consideration less than the Bid Price (as defined in the Purchase Agreement) or the issuance of any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the right to acquire common stock without consideration or for consideration less than the Bid Price, the use of proceeds, and engaging in Variable Rate Transactions or MFN Transactions (as such terms are defined in the Purchase Agreement)

Other than in connection with the Excepted Issuances defined and specified in the Purchase Agreement, if at any time the Notes are outstanding, the Company issues common stock or securities convertible into or exercisable into common stock at a price per share or conversion or exercise price per share which is less than the Note conversion price or Warrant exercise price in effect at such time, the conversion price and Warrant exercise price shall automatically be reduced to such other lower price.  Except with respect to Excepted Issuances, the Purchasers shall also have a pro rata right of first refusal with respect to any proposed sale by the Company of its securities or equity linked debt obligations.

The Purchase Agreement also provides for mandatory redemption at the Purchaser’s option in the event (i) the Company is prohibited from issuing conversion shares, (ii) an Event of Default (as defined in the Note and the Purchase Agreement) occurs, (iii) a change in control occurs or (iv) of the liquidation, dissolution or winding up of the Company or any of its subsidiaries.  The Company will be required to pay each Purchaser within 10 days after request by such Purchaser, an amount determined by multiplying up to the outstanding principal amount of the Note designated by each such Purchaser by, at Purchaser’s election, the greater of (i) 120%, or (ii) a fraction the numerator of which is the highest closing price of the common stock for the thirty days preceding the date demand is made by Purchaser and the denominator of which is the lowest applicable conversion price during such thirty day period, plus accrued interest and any other amounts due.  The Purchaser will be entitled to liquidated damages of $100 per business day for each $10,000 of Note principal being converted or redeemed for late payments by the Company.

If the Company fails to timely deliver conversion shares and the Purchaser purchases shares to deliver in satisfaction of a sale by Purchaser of the common stock which Purchaser was entitled to receive upon such conversion, then the Company is obligated to pay to Purchaser, as liquidated damages, the amount by which (A) Purchaser’s purchase price for the shares so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum.

A Purchaser may not convert that amount of the Note which would result in beneficial ownership by the Purchaser and its affiliates in excess of 9.9% of the common stock of the Company unless giving the 61 days prior written notice to the Company.

Under the Purchase Agreement, the Purchaser is also entitled to piggyback registration rights and, commencing 30 days after August 25, 2011 and for two years thereafter, upon request by holders of 50% of the conversion shares, demand registration rights.

The Company is required to file a registration statement within 14 days of closing to register all of the Registrable Securities ( as defined in the Purchase Agreement).

If the Company fails to timely file a registration statement or respond to SEC comments or such registration statement is not timely declared effective as per the requirements of the Purchase Agreement, the Purchaser will be entitled to liquidated damages in cash in an amount equal to 2% for each 30 days of the principal amount of the outstanding Notes and purchase price of the conversion shares and warrant shares which are not registered, except that such liquidated damages will not apply to Registrable Securities that may be sold pursuant to Rule 144 without volume or other restrictions.

If the Company fails to timely deliver unlegended shares in accordance with the terms of the Purchase Agreement, the Company agrees to pay late payment fees as liquidated damages of $100 per business day for each $10,000 of purchase price of the unlegended shares subject to the delivery default.  If during any 360 day period, the Company fails to deliver unlegended Shares for an aggregate of 30 days, then each Purchaser or assignee holding securities subject to such default may, at its option, require the Company to redeem all or any portion of the shares subject to such default at a price per share equal to the greater of (i) 120%, or (ii) a fraction in which the numerator is the highest closing price of the common stock during the such 30 day period and the denominator of which is the lowest conversion price during such thirty day period, multiplied by the price paid by Purchaser for such common stock  If the Company fails to deliver to a Purchaser unlegended shares as required, then the Company will be required to pay in cash to the Purchaser as liquidated damages (A) the Purchaser's total purchase price for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of common stock delivered to the Company for reissuance as unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full.

If the Company fails to deliver unlegended shares as required the Purchaser, and the Purchaser purchases shares to deliver in satisfaction of a sale by such Purchaser of the shares of common stock which the Purchaser was entitled to receive from the Company, then the Company is required to pay in cash to the Purchaser as liquidated damages, the amount by which (A) the Purchaser’s total purchase price for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of common stock delivered to the Company for reissuance as unlegended shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full.

At any time commencing six months after the closing, in the event the Purchaser is not permitted to sell any of the conversion shares or warrant shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Purchaser of Rule 144(b), for any reason, except because the Purchaser is an Affiliate (as defined under Rule 144) of the Company, then the Company is required to pay such Purchaser as liquidated damages for each thirty an amount equal to 2% of the purchase price of the conversion shares and warrant shares subject to such 144 default.

The Purchase Agreement also contains, among other negative covenants, that for 18 months after closing, the Company will not make certain amendments or increase the number of shares available for issuance under the Company’s stock option plans or reprice options except for current board members or employees of the Company, representations, warranties and certain other covenants and indemnification for certain losses.

Notes

The Notes mature in August 2014, accrue interest at 5% per annum, which interest is payable, at the Company’s option, in cash or common stock (at the price per share equal to the then effective conversion price) semi-annually commencing December 31, 2011.  In the Event of Default (as defined in the Notes) the interest rate will increase to 15%. The holder of the Note has the right at any time to convert the outstanding principal and interest into shares of common stock of the Company at a conversion price of $0.002, subject to adjustment upon the occurrence of certain events and transactions, as described in the Note.  If  the Company issues common stock (except for Exempted Issuances as described in the Purchase Agreement) for a price per share that is less than the conversion price in effect at such time, such conversion price will be reduced to the lower issuance price.

The Note may not be prepaid by the Company without the holder’s consent. In the event of a Fundamental Transaction (as described in the Note), the holder may accelerate the maturity of the Note. Upon the occurrence of an Event of Default, all amounts due under the Note will immediately become due and payable.

Warrants

The Warrants are exercisable for five years at an exercise price of $0.002, subject to adjustment as described in the Warrants. The Warrants provides for cashless exercise.

The Company agrees to pay as liquidated damages for late issuance of warrant shares upon exercise of the Warrant, $100 per business day for each $10,000 of purchase price of warrant shares for which the Warrant is exercised.

If the Company fails to deliver the warrant shares as required and the holder purchases shares of common stock to deliver in satisfaction of a sale by such holder of the warrant shares which the holder was entitled to receive from the Company, then the Company will be required to pay in cash to the holder the amount by which (A) the holder's total purchase price for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the warrant shares required to have been delivered together with interest thereon at a rate of 15% per annum.

If the Company issues any common stock or any security or debt instrument convertible into common stock or any warrant, right or option to purchase common stock, except for the Exempt Issuances, for a consideration less than the exercise price in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the exercise price will be reduced to such other lower price for then outstanding Warrants in accordance with the terms of the Warrants.

A Warrant holder may not exercise that amount of the Warrant which would result in beneficial ownership by the holder and its affiliates in excess of 9.9% of the common stock of the Company unless giving the 61 days prior written notice to the Company.

For all the terms and conditions of the Purchase Agreement, the Notes, the Warrants and the Subsidiary Guaranty, reference is hereby made to the form of such documents annexed hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.  All statements made herein concerning the foregoing are qualified by reference to said Exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The  disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

On August 25, 2011, the Company sold Notes in an aggregate principal amount of $112,500 to three accredited investors and issued an aggregate of 56,250,000 Warrants to each of the three investors.  The issuances of the Notes and Warrants were made pursuant to a private offering exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506 of Regulation D promulgated under the Act, pursuant to the terms of the Purchase Agreement. The  disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1   Purchase Agreement, dated August 25, 2011 among Reach Messaging Holdings, Inc. and the purchasers identified therein

Exhibit 10.2   Form of Secured Convertible Promissory Note

Exhibit 10.3   Form of Class A Common Stock Purchase Warrant

Exhibit 10.4   Subsidiary Guaranty, dated August 25, 2011 among Reach Messaging, Inc. and the Lenders indentified therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REACH MESSAGING HOLDINGS, INC.

By:	/s/ Shane Gau
Name:	Shane Gau
Title:	Chief Executive Officer

Date:  August 31, 2011